Exhibit 99.1

News Release

BOARDWALK PIPELINE PARTNERS, LP REPORTS FOURTH QUARTER AND YEAR-END RESULTS AND ANNOUNCES QUARTERLY DISTRIBUTION

OWENSBORO, KY, February 8, 2006—Boardwalk Pipeline Partners, LP (NYSE:BWP), today announced its financial results for the fourth quarter and the year ended December 31, 2005, which included the following items:

•	Net income for the fourth quarter of 2005 of $44.8 million, compared to net income of $16.9 million for the same period in 2004;
•	Net income for the twelve months ended December 31, 2005, of $100.9 million, compared to net income of $48.8 million for the same period in 2004;
•	Income before income taxes of $67.3 million and $160.5 million for the three and twelve months ended December 31, 2005; and
•
The Company has declared a distribution of $0.1788 per unit for the period from November 15, 2005, the closing date of its initial public offering, through December 31, 2005, reflecting a quarterly distribution rate of $0.35 per unit.

The Company completed its initial public offering of 15 million common units, and certain related transactions, on November 15, 2005. The information presented includes the results of operations of Boardwalk Pipeline Partners, LP and its subsidiaries and, for periods prior to November 15, 2005, its predecessor, Boardwalk Pipelines LLC (now known as Boardwalk Pipelines, LP) and its subsidiaries. As a limited partnership, income taxes are not reflected in the Company’s results of operations for periods from and after November 15, 2005.

The increases in the Company’s results for the fourth quarter and year ended December 31, 2005, as compared to 2004 were primarily driven by the acquisition of Gulf South Pipeline Company, LP on December 28, 2004. The Company’s 2005 results include the operations of Gulf South for the entire year, as compared to 2004 results which include only three days of Gulf South’s operations.

Financial Results for the Three Months Ended December 31, 2005 and 2004

For the three months ended December 31, 2005 the Company reported net income of $44.8 million, a 165% increase from $16.9 million in the comparable period of 2004. The Company reported operating revenues of $170.9 million for the three months ended December 31, 2005, a 116% increase from $79.1 million in the comparable period of 2004. EBITDA was $101.2 million for the three months ended December 31, 2005, a 129% increase from $44.1 million in the comparable period of 2004. Results for the three months ended December 31, 2005, include a nonrecurring gain of $12.2 million from the sale of natural gas related to a storage project which occurred prior to closing of the initial public offering and $1.9 million of non-cash revenues due to purchase accounting adjustments resulting from the Gulf South acquisition. Results were also impacted by $6.9 million of costs incurred in the three months ended December 31, 2005, related to Hurricanes Katrina and Rita, a portion of which were offset by higher interruptible service revenues.

Financial Results for the Twelve Months Ended December 31, 2005 and 2004

For the twelve months ended December 31, 2005, the Company reported net income of $100.9 million, a 107% increase from $48.8 million in 2004. The Company reported operating revenues of $560.5 million for the twelve months ended December 31, 2005, a 113% increase from $263.6 million in 2004. EBITDA was $291.2 million for the twelve months ended December 31, 2005, a 101% increase from $144.8 million in 2004. Results for the twelve months ended December 31, 2005, include the nonrecurring gain of $12.2 million described above and $9.9 million of non-cash revenues due to purchase accounting adjustments resulting from the Gulf South acquisition. Results were also impacted by $12.9 million of costs incurred in the twelve months ended December 31, 2005, related to Hurricanes Katrina and Rita, a portion of which was offset by higher interruptible service revenues.

The Company stated that operating results for the three and twelve months ended December 31, 2005, were strong and capped a year of significant accomplishments for Boardwalk, including:

•
Realization of higher transportation rates on contract renewals for the Gulf South system due to strong market conditions - driven by historically wide west-to-east basis differentials from supply areas in East and South Texas to key markets and delivery interconnects in Louisiana, Mississippi and Florida;

•	An increase in the percentage of capacity subscribed under firm transportation contracts, including extension of the term of a number of contracts with key customers;
•	Expansion of the storage capacity at Texas Gas’ market area storage complex, effective November 1, 2005, which added 8.2 Bcf of working gas capacity and $2.2 million of revenue in 2005; and
•
Expansion of the takeaway capacity from the East Texas supply area by approximately 100,000 mcf/day supported by a new five-year contract with a major producer that went in service on December 1, 2005, and added $1.1 million of revenue in 2005.

Quarterly Distribution

The Company also announced today the declaration of a quarterly distribution on its common and subordinated units in the amount of $0.1788 per unit, payable on February 23, 2006, to unit holders of record as of February 16, 2006. The distribution is for the period from November 15, 2005, the closing date of the initial public offering of the Company’s common units, through December 31, 2005, and reflects a quarterly distribution rate of $0.35 per unit.

Conference Call

Boardwalk will host a conference call on Wednesday, February 8, 2006, at 10:00 a.m. Central Time, to review the fourth quarter and full year 2005 results.  This call may be accessed via the Boardwalk website at www.boardwalkpipelines.com.  An audio replay of the call will be available through March 31, 2006, by dialing, toll free, 888-286-8010 and entering passcode 91587639.

Non-GAAP Financial Measures

EBITDA is used as a supplemental financial measure by management and by external users of the Company’s financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Company’s operating and financial performance, ability to generate cash and return on invested capital, as compared to those of other companies in the natural gas transportation, gathering and storage business. EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). EBITDA is not necessarily comparable to a similarly titled measure of another company. The following table presents a reconciliation of the Company’s EBITDA to its net income, the most directly comparable GAAP financial measure, for each of the periods presented below.

Boardwalk Pipeline Partners, LP
Reconciliation of Net Income to EBITDA

                                                                                                                  ($ in millions)
                                                                                  Three months ended                                Twelve months ended
                                                                                  December 31,                                     December 31,
	2005	2004	2005	2004
Net income	44.8	16.9	100.9	48.8
Add:
Depreciation and amortization	18.9	8.8	72.1	34.0
Interest expense	15.0	7.4	58.6	29.7
Income tax expense	22.5	11.0	59.6	32.3
EBITDA (1)(2)	101.2	44.1	291.2	144.8

(1)  For the three and twelve months ended December 31, 2005, includes a nonrecurring gain of $12.2 million from the sale of natural gas related to a storage project.
(2)  For the three and twelve months ended December 31, 2005, includes $1.9 million and $9.9 million, respectively, of non-cash revenues due to purchase accounting adjustments resulting from the Gulf South acquisition.
About Boardwalk

Boardwalk Pipeline Partners, LP is a limited partnership engaged, through its subsidiaries, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, in the interstate transportation and storage of natural gas. Boardwalk owns and operates two interstate natural gas pipeline systems, with approximately 13,470 miles of pipeline and underground storage fields having aggregate working gas capacity of approximately 143 Bcf.

Forward-Looking Statements

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance, can be found in the reports and other documents filed by the Company and its predecessor with the Securities and Exchange Commission. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Statement of Operations:

The financial statement presented below includes the consolidated results of operations of Boardwalk Pipeline Partners, LP and, for periods prior to the Company’s initial public offering, which closed on November 15, 2005, its predecessor Boardwalk Pipelines LLC (now known as Boardwalk Pipelines, LP).

Boardwalk Pipeline Partners, LP
Consolidated Statement of Operations
(unaudited)

                                                                       ($ in millions)

                                                                   Three months ended                       Twelve months endeed
                                                                        December 31,                               December 31,

	2005	2004	2005	2004
Operating Revenues:
Gas transportation	162.5	76.0	526.6	253.5
Gas storage	6.1	2.7	21.7	7.3
Other	2.3	0.4	12.2	2.8
Total operating revenues	170.9	79.1	560.5	263.6
Operating expenses:
Operation and maintenance	55.4	16.1	174.6	48.3
Administrative and general	18.2	14.0	78.8	52.5
Depreciation and amortization	18.9	8.8	72.1	34.0
Taxes other than income taxes	6.4	5.5	27.4	19.1
Gain on disposal of operating assets	(9.6)	-	(7.8)	-
Total operating expenses	89.3	44.4	345.1	153.9

Operating income	81.6	34.7	215.4	109.7
Other expenses (income):
Interest expense, net	15.0	7.4	58.6	29.7
Interest income from affiliates	(0.4)	(0.3)	(2.2)	(0.4)
Other, net	(0.3)	(0.3)	(1.5)	(0.7)
Income before income tax	67.3	27.9	160.5	81.1

Income tax*	22.5	11.0	59.6	32.3

Net income	44.8	16.9	100.9	48.8

* Reflects a provision for income taxes through the date of the initial public offering and elimination of accumulated deferred income taxes associated with a change in the tax status of the entity coincident with the offering.

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Contact:
Jamie Buskill
Chief Financial Officer
(270) 926-8686